       As filed with the Securities and Exchange Commission on March 22, 1999
                                                 Registration No. 333-
                                                                      ---------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                         TRIANGLE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                   56-1930728
  (State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

                               4 UNIVERSITY PLACE
                              4611 UNIVERSITY DRIVE
                                DURHAM, NC 27707
                                 (919) 493-5980
               (Address of principal executive offices) (Zip Code)
                              --------------------
                         TRIANGLE PHARMACEUTICALS, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the Plans)
                              --------------------
                              DAVID W. BARRY, M.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         TRIANGLE PHARMACEUTICALS, INC.
                               4 UNIVERSITY PLACE
                              4611 UNIVERSITY DRIVE
                                DURHAM, NC 27707
                                 (919) 493-5980

       (Name, address including zip code, and telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                      Proposed            Proposed
        Title of                                      Maximum             Maximum
       Securities                 Amount              Offering            Aggregate        Amount of
         to be                    to be                Price              Offering        Registration
       Registered               Registered(1)        per Share(2)         Price(2)            Fee
       ----------               ----------           ---------            -----               ---
Common Stock                    629,723 shares       $12.938             $8,147,357        $2,265
$0.001 par value
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on March 17, 1999, as reported by the Nasdaq National Market.

This Registration Statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 629,723 shares (the "Shares") of Common Stock, $.001 par value, of the Registrant. The Shares are securities of the same class and relating to the same employee benefit plan, the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan, as those shares registered in the Registrant's Registration Statement on Form S-8, previously filed with the Securities and Exchange Commission on June 5, 1998. The earlier Registration Statement on Form S-8, Registration No. 333-56189, is hereby incorporated by reference.

         The financial statements contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 are incorporated by reference in this Registration Statement and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   EXHIBITS

      NUMBER    EXHIBIT

      5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24         Power of Attorney. Reference is made to pages II-2 and II-3 of this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina on this 22nd day of March 1999.

                                   TRIANGLE PHARMACEUTICALS, INC.

                                   By: /s/ David W. Barry
                                       ----------------------------------------
                                       David W. Barry
                                       Chairman and Chief Executive Officer and
                                       Director


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Triangle Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint David W. Barry and James A. Klein, Jr. and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                       DATE
/s/ David W. Barry           Chairman and Chief Executive
----------------------       Officer (Principal Executive        March 22, 1999
David W. Barry               Officer)

/s/ James A. Klein, Jr.      Chief Financial Officer and
-----------------------      Treasurer (Principal Financial      March 22, 1999
James A. Klein, Jr.          and Accounting Officer)

/s/ M. Nixon Ellis           Director, President and
-----------------------      Chief Operating Officer             March 22, 1999
M. Nixon Ellis

/s/ Anthony B. Evnin
-----------------------      Director                            March 22, 1999
Anthony B. Evnin

/s/ Standish M. Fleming
-----------------------      Director                            March 22, 1999
Standish M. Fleming

/s/ Dennis B. Gillings
-----------------------      Director                            March 22, 1999
Dennis B. Gillings

/s/ George McFadden
-----------------------      Director                            March 22, 1999
George McFadden

/s/ Henry G. Grabowski
-----------------------      Director                            March 22, 1999
Henry G. Grabowski

                                    EXHIBIT INDEX

      NUMBER    EXHIBIT

      5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24         Power of Attorney. Reference is made to pages II-2 and II-3 of this Registration Statement.